Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lockheed Martin Corporation Salaried Savings Plan, Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees, Lockheed Martin Corporation Hourly Employee Savings Plan Plus, Lockheed Martin Corporation Operations Support Savings Plan, Lockheed Martin Corporation Retirement Savings Plan for Salaried Employees, Lockheed Martin Corporation Supplemental Savings Plan, Lockheed Martin Corporation Performance Sharing Plan for Puerto Rico Employees, Sandia Corporation Savings and Income Plan, and Sandia Corporation Savings and Security Plan of our reports dated February 21, 2007, with respect to the consolidated financial statements of Lockheed Martin Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2006, Lockheed Martin Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lockheed Martin Corporation, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland

October 23, 2007